                                                                    Exhibit 99.2

                              (CHINESE CHARACTERS)

                                HAIWEN & PARTNERS

   (Chinese Characters) 2 (Chinese Characters) 21 (Chinese Characters) 100027

           21/F, Beijing Silver Tower, No. 2 Dong San Huan North Road
                  Chaoyang District, Beijing 100027, P.R.China
                  (Chinese Characters)(TEL): (86 10) 8441 5888
                  (Chinese Characters)(FAX): (86 10) 8441 5999

TO:  CHINA NEPSTAR CHAIN DRUGSTORE LTD.
     6th floor, Tower B, Xinnengyuan Building
     Nanhai Road, Nanshan District, Shenzhen
     Guangdong Province 518054
     People's Republic of China

                                                                October 17, 2007

Dear Sirs,

We are qualified lawyers of the People's Republic of China (the "PRC") and as such are qualified to issue this opinion on the laws and regulations of the PRC.

We have acted as legal counsel on the laws of the PRC for China Nepstar Chain Drugstore Ltd. (the "COMPANY"), a company incorporated under the laws of the Cayman Islands, in connection with (i) the Company's Registration Statement on Form F-1, which is filed with the Securities Exchange Commission (the "SEC") on October 17, 2007 (the "REGISTRATION STATEMENT"), relating to the proposed initial public offering (the "OFFERING") of the Company's American Depositary Shares ("ADSS"); and (ii) the Company's proposed listing of its ADSs on the New York Stock Exchange. For the purpose of the filing of the Registration Statement with the SEC on October 17, 2007, we have been requested to give this opinion on the restructuring conducted by Shenzhen Nepstar Commerce Development Ltd. ("NEPSTAR COMMERCE"), Shenzhen Nepstar Pharmaceutical Electronic Technologies Ltd. ("NEPSTAR ELECTRONIC"), Shenzhen Nepstar Pharmaceutical Company Ltd. ("NEPSTAR PHARMACEUTICAL"), the 11 subsidiaries of Nepstar Pharmaceutical (the "NEPSTAR REGIONAL COMPANIES", listed in Schedule 1 attached hereto), as well as Shenzhen Nepstar Information and Technology Service Co., Ltd. ("NEPSTAR IT SERVICE") and Shenzhen Nepstar Management Consulting Co., Ltd. ("NEPSTAR MANAGEMENT CONSULTING", together with Nepstar IT Service, the "PRC ENTITIES", listed in Schedule 2 attached hereto), according to the


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

agreements as listed in Schedule 3 attached hereto (the "RESTRUCTURING AGREEMENTS") among Nepstar Pharmaceutical, Nepstar IT Service, Nepstar Management Consulting, the shareholders of the PRC Entities, and the Nepstar Regional Companies, as applicable (the "RESTRUCTURING").

For the purpose of this opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction, of documents provided to us by the Company and such other documents, corporate records, certificates issued by governmental authorities in the PRC and officers of the Company and other instruments as we have deemed necessary or advisable for the purposes of rendering this opinion.

In such examination, we have assumed: (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals; (ii) the conformity to originals of all documents submitted to us as certified or reproduced copies;
(iii) that none of the documents, save for the Restructuring Agreements, as they were presented to us up to the date of this legal opinion has been revoked, amended, varied or supplemented; and (iv) that all factual statement made in all documents are correct in all material respects. Where important facts were not independently established to us, we have relied upon certificates issued by governmental authorities and appropriate representatives of the Company and/or other relevant entities and/or upon representations made by such persons in the course of our inquiry and consultation.

The opinion is rendered on the basis of the PRC laws effective as of the date hereof and there is no assurance that any of such laws will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect. The PRC laws referred to herein are laws, regulations and rules of the mainland territory of the PRC that currently in force on the date of this opinion. We have not made any investigation of, and do not express any opinions on, the laws and regulations of any jurisdiction other than the PRC.

Based on the foregoing and subject to any matter not disclosed to us, we are of the following opinion:

     (i) The corporate structure of the Company within PRC (including the shareholding structure of Nepstar Commerce, Nepstar Electronic, Nepstar Pharmaceutical and the Nepstar Regional Companies) as set forth in the Registration Statement under the section "Our Corporate Structure", has been established in compliance with all applicable PRC laws, and does not


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          violate, breach, contravene or otherwise conflict with any applicable
          PRC laws;

     (ii) To the best of our knowledge after due inquiry, the corporate structure of the Company within PRC (including the shareholding structure of Nepstar Commerce, Nepstar Electronic, Nepstar Pharmaceutical, and the Nepstar Regional Companies) has not been challenged by any Governmental Agency, and there are no legal, arbitration, governmental or other legal proceedings (including, without limitation, governmental investigations or inquires) pending before or threatened or contemplated by any Governmental Agency in respect of the corporate structure of the Company within PRC;

     (iii) Each of Nepstar Commerce, Nepstar Electronic, Nepstar Pharmaceutical, the Nepstar Regional Companies and the PRC Entities has the corporate power to enter into and perform its obligations under each of the Restructuring Agreements to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of, and has authorized, executed and delivered, each of the Restructuring Agreements to which it is a party; and each of the Restructuring Agreements to which it is a party constitutes its valid and legally binding obligation, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

     (iv) Each of the Shareholders of the PRC Entities has executed and delivered each of the Restructuring Agreements to which it is a party; and each of the Restructuring Agreements to which each of the Shareholders of the PRC Entities is a party constitutes a valid and legally binding obligation of each of the Shareholder of the PRC Entities, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

     (v) The execution and delivery by each of Nepstar Commerce, Nepstar Electronic, Nepstar Pharmaceutical, the Nepstar Regional Companies and the PRC Entities of, and the performance by each of Nepstar Commerce,


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

          Nepstar Electronic, Nepstar Pharmaceutical, the Nepstar Regional Companies and the PRC Entities of its obligations under, each of the Restructuring Agreements to which it is a party and the consummation by each of Nepstar Commerce, Nepstar Electronic, Nepstar Pharmaceutical, the Nepstar Regional Companies and the PRC Entities of the transactions contemplated therein will not: (A) result in any violation of the provisions of the articles of association, the business license and other constituent documents of each of Nepstar Commerce, Nepstar Electronic, Nepstar Pharmaceutical, the Nepstar Regional Companies and the PRC Entities; (B) result in any violation of any laws of the PRC; or (C) to the best of our knowledge after due inquiry, conflict with or result in a breach or violation of or constitute a default under arbitration award or judgment, order or decree of any court of the PRC having jurisdiction over each of Nepstar Commerce, Nepstar Electronic, Nepstar Pharmaceutical, the Nepstar Regional Companies and the PRC Entities, any agreement or instrument governed by the laws of the PRC, to which it is expressed to be a party or which is binding on it or any of its properties or assets or to which any of its properties or assets is subject;

     (vi) The execution and delivery by each of the Shareholders of the PRC Entities, and the performance by each of the Shareholders of the PRC Entities of its obligations under the Restructuring Agreements to which each of the Shareholders of the PRC Entities is a party and the consummation by each of the Shareholders of the PRC Entities of the transactions contemplated therein will not: (A) result in any violation of any laws of the PRC; or (B) to the best of our knowledge after due inquiry, conflict with or result in a breach or violation of or constitute a default under arbitration award or judgment, order or decree of any court of the PRC having jurisdiction over each of the Shareholders of the PRC Entities, any agreement or instrument governed by the laws of the PRC, to which it is expressed to be a party or which is binding on it or any of its properties or assets or to which any of its properties or assets is subject;

     (vii) Each of the Restructuring Agreements is legal, valid, enforceable and admissible as evidence under PRC laws and is binding on the persons expressed to the parties thereto; and, to the best of our knowledge after due inquiry, none of Nepstar Commerce, Nepstar Electronic, Nepstar Pharmaceutical, the Nepstar Regional Companies, the PRC Entities and the Shareholders of the PRC Entities is in breach or default in the performance


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          of any of the terms or provisions of such Restructuring Agreement; no
          Restructuring Agreement has been amended or revoked or is liable to be set aside under any applicable laws of the PRC; no Governmental Authorizations are required to be obtained for the performance by Nepstar Commerce, Nepstar Electronic, Nepstar Pharmaceutical, the Nepstar Regional Companies, the PRC Entities or the Shareholders of the PRC Entities of their obligations and the transactions contemplated under the Restructuring Agreements other than those already obtained;

     (viii) Each of the Restructuring Agreements is in proper legal form under the laws of the PRC for the enforcement thereof against each of Nepstar Commerce, Nepstar Electronic, Nepstar Pharmaceutical, the Nepstar Regional Companies, the PRC Entities and the Shareholders of the PRC Entities, as the case may be, in the PRC without further action by any of Nepstar Commerce, Nepstar Electronic, Nepstar Pharmaceutical, the Nepstar Regional Companies, the PRC Entities and the Shareholders of the PRC Entities; and to ensure the legality, validity, enforceability or admissibility in evidence of each of the Restructuring Agreements in the PRC, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC or that any stamp or similar tax be paid on or in respect of any of the Restructuring Agreements (in the case any such stamp or tax is required, the Company or the relevant party have duly paid the stamp or tax as of the date hereof);

     (ix) The choice of PRC law as the governing law in each of the Restructuring Agreements is a valid choice of governing law and will be binding on the parties to the relevant Restructuring Agreement;

     (x) No registration or filings are currently required, and all recordings have been fulfilled, in order for each pledgee under each of the applicable Equity Pledge Agreements (the "EQUITY PLEDGE AGREEMENTS"), as listed in Schedule 3 attached hereto, to enjoy the first preemptive rights against any other secured or unsecured creditors of each pledgor under each applicable Equity Pledge Agreement; no Governmental Authorizations are currently required in the PRC for the equity to be effectively pledged pursuant to each of the applicable Equity Pledge Agreements;

     (xi) The obligations undertaken by and the rights granted by each party to any of the Restructuring Agreements are legally permissible under PRC laws;


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

     (xii) To the best of our knowledge after due inquiry, there are no legal administrative, arbitration or other proceedings which has challenged the legality, effectiveness or validity of the Restructuring Agreements and/or the transactions contemplated thereby, individually or taken as a whole;

     (xiii) The description of the Restructuring in accordance with the Restructuring Agreements, set forth in the Registration Statement under the section "Our Corporate Structure", is accurate and fair, and nothing has been omitted from such statements which would make the same misleading in any material respect in light of the circumstance under which they were made;

     (xiv) The Restructuring has been carried out and completed in compliance with all applicable PRC laws, including, without limitation, the Administrative Measures of Foreign Investment in the Commercial Sector promulgated by the Ministry of Commerce on April 16, 2004 (the "ADMINISTRATIVE MEASURES"), the Foreign Investment Industrial Guidance Catalogue promulgated by the National Development and Reform Commission and the Ministry of Commerce on November 30, 2004 (the "CATALOGUE") and the Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors promulgated by six PRC regulatory agencies on August 8, 2006 (the "NEW M&A RULE"), and does not: (A) result in any violation of the provisions of the articles of association, the business license and other constituent documents of each of Nepstar Commerce, Nepstar Electronic, Nepstar Pharmaceutical, and the Nepstar Regional Companies; (B) result in any violation of any laws of the PRC; or (C) to the best of our knowledge after due inquiry, result in a breach or violation of or constitute a default under arbitration award or judgment, order or decree of any court of the PRC having jurisdiction over each of Nepstar Commerce, Nepstar Electronic, Nepstar Pharmaceutical, and the Nepstar Regional Companies, any agreement or instrument governed by the laws of the PRC;

     (xv) All Governmental Authorizations required under the PRC laws in connection with the Restructuring have been duly granted, made or unconditionally obtained in writing and are in full force and effect, and, to the best of our knowledge after due inquiry, no such Governmental Authorization has been withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed; and


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     (xvi) The opinion set forth in (i), (v), (vi), (vii), (xiv) and (xv) above is subject to the exception that there are uncertainties regarding the interpretation and application of PRC laws; consequently, there can be no assurance that the PRC regulatory authorities will not take a view that is contrary to our opinion in (i), (v), (vi), (vii), (xiv) and
          (xv); if the PRC regulatory authorities determine that the Company's corporate structure, the Restructuring Agreements or the Restructuring does not comply with applicable restrictions on foreign investment in drugstore operation, the Restructuring Agreements will become invalid or unenforceable and the Company and its PRC subsidiaries could be subject to severe penalties and required to obtain additional Governmental Authorizations from the PRC regulatory authorities.

This opinion relates to the PRC laws in effect on the date hereof, and it is issued to the Company for the purpose of filing the Registration Statement with the SEC on October 17, 2007. We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement and to the reference to our firm's name under the sections entitled "Risk Factors", "Enforceability of Civil Liabilities", "Our Corporate Structure", "Regulation", "Taxation", and "Legal Matters" included in the Registration Statement. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Sincerely yours,


/s/ Haiwen & Partners

Haiwen & Partners


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SCHEDULE 1 NEPSTAR REGIONAL COMPANIES

1.   Shenzhen Nepstar Chain Company

     (Chinese Characters)

2.   Qingdao Nepstar Chain Company

     (Chinese Characters)

3.   Guangzhou Nepstar Chain Company

     (Chinese Characters)

4.   Jiangsu Nepstar Chain Company

     (Chinese Characters)

5.   Shandong Nepstar Chain Company

     (Chinese Characters)

6.   Shanghai Nepstar Chain Company

     (Chinese Characters)

7.   Sichuan Nepstar Chain Company

     (Chinese Characters)

8.   Hangzhou Nepstar Chain Company

     (Chinese Characters)

9.   Ningbo Nepstar Chain Company

     (Chinese Characters)

10.  Tianjin Nepstar Chain Company


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

     (Chinese Characters)

11.  Dalian Nepstar Chain Company

     (Chinese Characters)


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SCHEDULE 2 PRC ENTITIES

1.   Shenzhen Nepstar Information and Technology Service Co., Ltd.

     (Chinese Characters)

2.   Shenzhen Nepstar Management Consulting Co., Ltd.

     (Chinese Characters)


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SCHEDULE 3 RESTRUCTURING AGREEMENTS

1.   Logistics Service and Information Technology Support Agreements

     - Logistics Service and Information Technology Support Agreement between Nepstar Pharmaceutical and Shenzhen Nepstar Chain Company as of May 28, 2007;

     - Logistics Service and Information Technology Support Agreement between Nepstar Pharmaceutical and Qingdao Nepstar Chain Company as of May 28, 2007;

     - Logistics Service and Information Technology Support Agreement between Nepstar Pharmaceutical and Guangzhou Nepstar Chain Company as of May 28, 2007;

     - Logistics Service and Information Technology Support Agreement between Nepstar Pharmaceutical and Jiangsu Nepstar Chain Company as of May 28, 2007;

     - Logistics Service and Information Technology Support Agreement between Nepstar Pharmaceutical and Shandong Nepstar Chain Company as of May 28, 2007;

     - Logistics Service and Information Technology Support Agreement between Nepstar Pharmaceutical and Shanghai Nepstar Chain Company as of May 28, 2007;

     - Logistics Service and Information Technology Support Agreement between Nepstar Pharmaceutical and Sichuan Nepstar Chain Company as of May 28, 2007;

     - Logistics Service and Information Technology Support Agreement between Nepstar Pharmaceutical and Hangzhou Nepstar Chain Company as of May 28, 2007;

     - Logistics Service and Information Technology Support Agreement between Nepstar Pharmaceutical and Ningbo Nepstar Chain Company as of May 28, 2007;


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     -    Logistics Service and Information Technology Support Agreement between
          Nepstar Pharmaceutical and Tianjin Nepstar Chain Company as of May 28, 2007;

     - Logistics Service and Information Technology Support Agreement between Nepstar Pharmaceutical and Dalian Nepstar Chain Company as of May 28, 2007.

2.   Trade Name License Agreements

     - Trade Name License Agreement between Nepstar Pharmaceutical and Shenzhen Nepstar Chain Company as of May 28, 2007;

     - Trade Name License Agreement between Nepstar Pharmaceutical and Qingdao Nepstar Chain Company as of May 28, 2007;

     - Trade Name License Agreement between Nepstar Pharmaceutical and Guangzhou Nepstar Chain Company as of May 28, 2007;

     - Trade Name License Agreement between Nepstar Pharmaceutical and Jiangsu Nepstar Chain Company as of May 28, 2007;

     - Trade Name License Agreement between Nepstar Pharmaceutical and Shandong Nepstar Chain Company as of May 28, 2007;

     - Trade Name License Agreement between Nepstar Pharmaceutical and Shanghai Nepstar Chain Company as of May 28, 2007;

     - Trade Name License Agreement between Nepstar Pharmaceutical and Sichuan Nepstar Chain Company as of May 28, 2007;

     - Trade Name License Agreement between Nepstar Pharmaceutical and Hangzhou Nepstar Chain Company as of May 28, 2007;

     - Trade Name License Agreement between Nepstar Pharmaceutical and Ningbo Nepstar Chain Company as of May 28, 2007;


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     -    Trade Name License Agreement between Nepstar Pharmaceutical and
          Tianjin Nepstar Chain Company as of May 28, 2007;

     - Trade Name License Agreement between Nepstar Pharmaceutical and Dalian Nepstar Chain Company as of May 28, 2007.

3.   Supply Agreements

     - Supply Agreement between Nepstar Pharmaceutical and Shenzhen Nepstar Chain Company as of May 28, 2007;

     - Supply Agreement between Nepstar Pharmaceutical and Qingdao Nepstar Chain Company as of May 28, 2007;

     - Supply Agreement between Nepstar Pharmaceutical and Guangzhou Nepstar Chain Company as of May 28, 2007;

     - Supply Agreement between Nepstar Pharmaceutical and Jiangsu Nepstar Chain Company as of May 28, 2007;

     - Supply Agreement between Nepstar Pharmaceutical and Shandong Nepstar Chain Company as of May 28, 2007;

     - Supply Agreement between Nepstar Pharmaceutical and Shanghai Nepstar Chain Company as of May 28, 2007;

     - Supply Agreement between Nepstar Pharmaceutical and Sichuan Nepstar Chain Company as of May 28, 2007;

     - Supply Agreement between Nepstar Pharmaceutical and Hangzhou Nepstar Chain Company as of May 28, 2007;

     - Supply Agreement between Nepstar Pharmaceutical and Ningbo Nepstar Chain Company as of May 28, 2007;

     - Supply Agreement between Nepstar Pharmaceutical and Tianjin Nepstar Chain Company as of May 28, 2007;


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     -    Supply Agreement between Nepstar Pharmaceutical and Dalian Nepstar
          Chain Company as of May 28, 2007.

4.   Entrustment Loan Agreements

     - Entrustment Loan Agreement among Nepstar Pharmaceutical, Nepstar Electronic and Xingye Bank Co. Ltd. Shenzhen Ba Gua Ling Sub-branch as of June 13, 2007;

     - Entrustment Loan Agreement among Nepstar Pharmaceutical, Nepstar Commerce and Xingye Bank Co. Ltd. Shenzhen Ba Gua Ling Sub-branch as of June 13, 2007.

5.   Shareholders Agreements

     - Shareholders Agreement among Nepstar Pharmaceutical, Nepstar Electronic and Nepstar Commerce for investment in Shenzhen Nepstar Chain Company as of April 28, 2007;

     - Shareholders Agreement among Nepstar Pharmaceutical, Nepstar Electronic and Nepstar Commerce for investment in Qingdao Nepstar Chain Company as of April 28, 2007;

     - Shareholders Agreement among Nepstar Pharmaceutical, Nepstar Electronic and Nepstar Commerce for investment in Guangzhou Nepstar Chain Company as of April 28, 2007;

     - Shareholders Agreement among Nepstar Pharmaceutical, Nepstar Electronic and Nepstar Commerce for investment in Jiangsu Nepstar Chain Company as of April 28, 2007;

     - Shareholders Agreement among Nepstar Pharmaceutical, Nepstar Electronic and Nepstar Commerce for investment in Shandong Nepstar Chain Company as of April 28, 2007;

     - Shareholders Agreement among Nepstar Pharmaceutical, Nepstar Electronic and Nepstar Commerce for investment in Shanghai Nepstar Chain Company as


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

          of April 28, 2007;

     - Shareholders Agreement among Nepstar Pharmaceutical, Nepstar Electronic and Nepstar Commerce for investment in Sichuan Nepstar Chain Company as of April 28, 2007;

     - Shareholders Agreement between among Nepstar Pharmaceutical, Nepstar Electronic and Nepstar Commerce for investment in Hangzhou Nepstar Chain Company as of April 28, 2007;

     - Shareholders Agreement among Nepstar Pharmaceutical, Nepstar Electronic and Nepstar Commerce for investment in Ningbo Nepstar Chain Company as of April 28, 2007;

     - Shareholders Agreement among Nepstar Pharmaceutical, Nepstar Electronic and Nepstar Commerce for investment in Tianjin Nepstar Chain Company as of April 28, 2007;

6.   Equity Pledge Agreements

     - Equity Pledge Agreement among Nepstar Pharmactical, Nepstar Management Consulting and Nepstar IT Service as on June 22, 2007;

     - Equity Pledge Agreements between Nepstar Pharmactical, Liping Zhou and Feng Tu as on June 22, 2007.


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